UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 5, 2010

PDL BioPharma, Inc.
(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2010, PDL BioPharma, Inc. (the “Company”) announced that it has entered into separate privately negotiated agreements under which it will retire $61.6 million in aggregate principal amount of the Company’s outstanding 2.75% Convertible Subordinated Notes, due August 16, 2023 (the “Notes”) for consideration consisting of the issuance of the number of shares of Common Stock of the Company, $0.01 par value per share (the “Common Stock”),  for which the Notes were convertible by their terms plus 184,677 additional shares issued as an inducement for such holders to surrender their Notes at this time.  The holders will also receive a cash payment for accrued and unpaid interest on the Notes.  The transaction was structured as an exchange of the Notes for the common stock and reflected a price per share (based on the principal amount of debt retired) of approximately $5.55 per share.  Following the exchange, $54.3 million in aggregate principal amount of the Notes will remain outstanding.

The exchange agreements executed in connection with the exchange contain representations to support the Company’s reasonable belief that the holders had access to information concerning the Company’s operations and financial condition, that the holders are accredited investors and that the holders are not affiliates of the Company, among others.  This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security.  The exchange is expected to close on or about August 10, 2010.

A copy of the basic form of exchange agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 above is incorporated herein by reference.  The issuance of the 11,090,408 shares of Common Stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D.

Item 7.01 Regulation FD Disclosure.

On August 5, 2010, the Company also announced that it provided the trustee of the Notes notice that it intends to redeem all remaining Notes on September 15, 2010, before the next adjustment to the conversion rates on September 16, 2010 due to the Company’s October 1, 2010 dividend payment, subject to market conditions and the Company’s financial liquidity.

A press release announcing the close of the note exchange and the Company’s intent to redeem all outstanding Notes is attached hereto as Exhibit 99.1.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, the information in this report, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Cautionary Statements

This filing includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could impair the Company’s royalty assets or business are disclosed in the “Risk Factors” contained in the Company’s 2009 Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1 99.1	Form of Exchange Agreement Press Release, dated August 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christine R. Larson
Christine R. Larson
Vice President and Chief Financial Officer

Dated:  August 5, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1 99.1	Form of Exchange Agreement Press Release, dated August 5, 2010